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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                 STATE OR OTHER
                                                 JURISDICTION OF    OTHER NAMES
                                                  INCORPORATION     UNDER WHICH
                                                        OR          SUBSIDIARY
           NAME OF SUBSIDIARY                      ORGANIZATION    DOES BUSINESS      TYPE OF ENTITY
           ------------------                    ---------------   -------------      --------------
Atlantic States Microwave Transmission Company         Nevada           None            Corporation
Central States Microwave Transmission Company           Ohio            None            Corporation
IXC Broadband Services, Inc.                          Delaware          None            Corporation
IXC Carrier, Inc.                                      Nevada           None            Corporation
IXC International, Inc.                               Delaware          None            Corporation
IXC Internet Services, Inc.                           Delaware          None            Corporation
IXC Long Distance, Inc.                               Delaware          None            Corporation
IXC-One Acquisition Corp.                            California         None            Corporation
Link Net International, Inc.                          Delaware          None            Corporation
Marca-Tel S.A. de C.V.                                 Mexico           None            Corporation
MSM Associates, Limited Partnership                   Delaware          None        Limited Partnership
Mutual Signal Holding Corporation                     Delaware          None            Corporation
Mutual Signal Corporation of Michigan                 New York          None            Corporation
Mutual Signal Corp.                                   New York          None            Corporation
Progress International, L.L.C.                         Texas            None       Limited Liability Company
Rio Grande Transmission, Inc.                         Delaware          None            Corporation
Switched Services Communications, L.L.C.               Texas            None       Limited Liability Company
Telcom Engineering, Inc.                               Texas            None            Corporation
Telcom One, Inc.                                      Delaware          None            Corporation
Tower Communication Systems Corp.                       Ohio            None            Corporation
U.S. Advantage Long Distance, Inc.                     Texas            None            Corporation
West Texas Microwave Company                           Texas            None            Corporation
Western States Microwave Transmission Company          Nevada           None            Corporation